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                                                                    EXHIBIT 99.6
 X    PLEASE MARK YOUR VOTE AS THIS
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ORF
AGAINST
   ABSTAIN

1. To approve the GranCare Merger Agreement and the transactions contemplated thereby.
2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED BY THE UNDERSIGNED. IF NO SPECIFICATIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR PROPOSAL 1. PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.




Signature(s) ______________Date _______________________________________________

NOTE: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder should sign.
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                                GRANCARE, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR SPECIAL MEETING OF STOCKHOLDERS -- OCTOBER 28, 1997

  The undersigned stockholder of GranCare, Inc., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated September 26, 1997, and the undersigned revokes all other proxies and appoints Gene E. Burleson and Evrett W. Benton, and each of them, the attorneys and proxies for the undersigned, each with full power of substitution, to attend and act for the undersigned at the Company's Special Meeting of Stockholders at 11:00 a.m., local time, October 28, 1997 and at any adjournments or postponements thereof in connection therewith to vote and represent all of the shares of the Company's Common Stock which the undersigned would be entitled to vote.


            (CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE)